Exhibit 21.1

	Subsidiaries of Abercrombie & Fitch Co.:	State or Other Jurisdiction of Incorporation or Organization:
1.	Abercrombie & Fitch Holding Corporation (a)	Delaware
2.	Abercrombie & Fitch Distribution Company (b)	Ohio
3.	Abercrombie & Fitch Management Co. (b)	Delaware
4.	A & F Trademark, Inc. (c)	Delaware
5.	Abercrombie & Fitch Stores, Inc. (c)	Ohio
6.	Hollister Co. (c)	Delaware
7.	Abercrombie & Fitch International, Inc. (c)	Delaware
8.	Fan Company, LLC (c)	Ohio
9.	Canoe, LLC (c)	Ohio
10.	Crombie, LLC (c)	Ohio
11.	DFZ, LLC (c)	Ohio
12.	NSOP, LLC (c)	Ohio
13.	J.M.H. Trademark, Inc. (d)	Delaware
14.	Abercrombie & Fitch Europe SAGL (o)	Switzerland
15.	Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong
16.	AFH Puerto Rico LLC (f)	Ohio (Qualified in PR)
17.	A&F Canada Holding Co. (f)	Delaware
18.	Abercrombie & Fitch Trading Co. (g)	Ohio
19.	AFH Canada Stores Co. (h)	Nova Scotia
20.	AFH Japan GK (i)	Japan
21.	Abercrombie & Fitch Italia SRL (i)	Italy
22.	Abercrombie & Fitch (UK) Limited (i)	United Kingdom
23.	AFH Stores UK Limited (i)	United Kingdom
24.	Abercrombie & Fitch (France) SAS (i)	France
25.	Abercrombie & Fitch (Spain) S.L. (i)	Spain
26.	Abfico Netherlands Distribution B.V. (i)	The Netherlands
27.	AFH Hong Kong Limited (i)	Hong Kong
28.	A&F Hollister Ireland Limited (i)	Ireland
29.	AFH Hong Kong Stores Limited (i)	Hong Kong
30.	AFH Singapore Pte. Ltd. (i)	Singapore
31.	A&F HCo Stores AT GmbH (i)	Austria
32.	AFH Belgium SPRL (i)*	Belgium
33.	AFH Korea Yuhan Hoesa (i)	South Korea
34.	AFH Poland Sp. z.o.o. (i)	Poland
35.	AFH Co. Stores Netherlands B.V. (i)	The Netherlands
36.	AFH Fulfillment NL B.V. (i)	The Netherlands
37.	AFH Taiwan Co., Ltd. (i)	Taiwan
38.	AFH Logistics DWC-LLC (i)	Dubai
39.	Abercrombie & Fitch Procurement Services, LLC (j)	Ohio
40.	Hollister Co. California, LLC (j)	California
41.	AFH Germany GmbH (k)	Germany
42.	AFH Sweden Aktiebolag (k)	Sweden
43.	AFH Trading (Shanghai) Co., LTD. (l)	Peoples Republic of China
44.	AFH International Trading Shanghai Co., Ltd. (l)	Peoples Republic of China

45.	Hollister Fashion L.L.C (m)	Dubai
46.	AFH BLP HK Limited (i)	Hong Kong
47.	AFH Netherlands I B.V. in Liquidation (r)	Netherlands
48.	Majid Al Futtaim Apparel Ready Wear/WLL (p)	Kuwait
49.	Abercrombie & Fitch Europe Holding GmbH in Liquidation (m)	Switzerland
50.	Abercrombie & Fitch Holding B.V. (q)	Netherlands
51.	Abercrombie & Fitch Worldwide Holding LLC (f)	Ohio
52.	AF 1892 Mexico, S. de R. L. de C.V. (s)	Mexico
53.	Abercrombie & Fitch Foundation (a)	Ohio

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant
(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation
(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.
(d)	Wholly-owned subsidiary of A&F Trademark, Inc.
(e)	Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.
(f)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.
(g)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.
(h)	Wholly-owned subsidiary of A&F Canada Holding Co.
(i)	Wholly-owned subsidiary of Abercrombie & Fitch Europe SAGL
(j)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.
(k)	Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.
(l)	Wholly-owned subsidiary of AFH Hong Kong Limited
(m)	Subsidiary of Majid Al Futtaim Fashion LLC (51.33%) and AFH Logistics DWC-LLC (48.67%)
(n)	Wholly-owned subsidiary of AFH Netherlands I B.V. in liquidation
(o)	Wholly-owned subsidiary of Abercrombie & Fitch Holding B.V.
(p)	A&F has no equity interest in this joint venture
(q)	Subsidiary of Abercrombie & Fitch Trading Co. (51.2%) and Abercrombie & Fitch Europe Holding GmbH in liquidation (48.8%)
(r)	Wholly-owned subsidiary of Abercrombie & Fitch Worldwide Holding LLC
(s)	Subsidiary of Abercrombie & Fitch International, Inc. (99.0%) and Abercrombie & Fitch Worldwide Holding LLC (1.0%)

*    Abfico Netherlands Distribution B.V. owns .0018% of AFH Belgium SPRL., and Abercrombie & Fitch Europe Sagl owns the remaining 99.9982%.